Exhibit 23.2

CONSENT OF INDEPENDENT AUDITOR

We consent to the inclusion in this Pre-Effective Amendment No. 2 to the Registration Statement on Form S-4 of Delmar Bancorp (No. 333-230599) of our report dated March 19, 2019, relating to our audits of the consolidated financial statements of Virginia Partners Bank and subsidiaries for the years ended December 31, 2018 and 2017. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Yount, Hyde & Barbour, P.C.

Richmond, Virginia

June 20, 2019